CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Post-Effective Amendment No. 29 to the Registration Statement on Form N-4 (No. 333-139760) (the “Registration Statement”) of RiverSource® Signature Variable Annuity of our report dated February 22, 2024 relating to the consolidated financial statements of RiverSource Life Insurance Company and consent to the use in the Registration Statement of our report dated April 22, 2024 relating to the financial statements of each of the divisions of RiverSource Variable Annuity Account indicated in our report, which appear in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm" in such registration statement.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 22, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 29 to the Registration Statement on Form N-4 (No. 333-139760) (the “Registration Statement”) of RiverSource® Signature Select Variable Annuity of our report dated February 22, 2024 relating to the consolidated financial statements of RiverSource Life Insurance Company and consent to the incorporation by reference in the Registration Statement of our report dated April 22, 2024 relating to the financial statements of each of the divisions of RiverSource Variable Annuity Account indicated in our report, which appear in Post-Effective Amendment No. 29 to the Registration Statement on Form N-4 (No. 333-139760). We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm" in such registration statement.
/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
April 22, 2024